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                                                                  EXHIBIT 10.169



                                   OPTION AND
                                    WHOLESALE
                               PURCHASE AGREEMENT


        THIS OPTION AND WHOLESALE PURCHASE AGREEMENT (the "Agreement") is entered into as of November 25, 1997 (the "Effective Date") at Indianapolis, Indiana, between ELI LILLY AND COMPANY ("Lilly") and LIGAND PHARMACEUTICALS INCORPORATED ("Ligand").

        Whereas, Lilly has entered into certain agreements and amendments thereto with Seragen, Inc. ("Seragen") described in Section 4.13(g) below, copies of which agreements and amendments have been provided by Lilly to Ligand (the "Seragen Agreements"); and

        Whereas, Lilly and Seragen are currently developing DAB389IL-2, known as Ontak(TM), pursuant to the Seragen Agreements, and Lilly has certain marketing, sales, promotion, distribution and other rights with respect thereto and certain manufacturing obligations as provided therein; and

        Whereas, Lilly desires to grant to Ligand an option pursuant to which, if and when Ontak(TM) receives appropriate governmental approvals for marketing for the treatment of cancer indications in humans, Lilly will, subject to the terms and conditions of this Agreement and the Seragen Agreements, utilize Ligand as Lilly's exclusive (even as to Lilly) wholesaler of Lilly products consisting of, or containing as the active ingredient, Denileukin Diftitox (DAB(389)IL-2) (the "Products"), to be sold under the Ontak(TM) name for the treatment of cancer indications in the territory defined below; and

        Whereas, the parties intend that, at all times, the rights and obligations described herein be consistent with and subject to the rights of Seragen under the Seragen Agreements;

        Now, therefore, in consideration of the foregoing, the mutual covenants set forth below and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      LIGAND OPTION TO BECOME EXCLUSIVE WHOLESALER.

        1.1 LIGAND OPTION. For a period equal to the earlier of (a) ninety (90) days after the Effective Date of this Agreement, (b) until February 27, 1998, or
(c) until the date which is three (3) business days after the date on which Ligand delivers to Lilly the notice referred to in Section 1.4, (the "Ligand Option Period"), Ligand shall have the option (the "Ligand Option") to become Lilly's exclusive wholesaler of the Products subject to the terms and conditions contained in this Agreement.

        1.2 MANNER OF EXERCISE. To exercise the Ligand Option, Ligand shall deliver written notice of exercise to Lilly prior to the end of the Ligand Option Period in the manner set forth in Section 5.9 of this Agreement.


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        1.3 EFFECT OF LAPSE OF LIGAND OPTION. In the event Ligand does not exercise the Ligand Option prior to the end of the Ligand Option Period, or, in the event Ligand delivers written notice to Lilly prior to the end of the Ligand Option Period informing Lilly of its decision not to exercise the Ligand Option (the "Rejection Notice"), this Agreement shall automatically terminate and the parties only surviving rights and obligations under this Agreement shall be as follows:

            (a) Subject to the terms and conditions set forth in the stock purchase agreement described in Section 4.6, Lilly shall purchase from Ligand, and Ligand shall sell and issue to Lilly, for Twenty Million Dollars ($20,000,000), the number of shares of Ligand's voting common stock (the "Shares") equal to Twenty Million Dollars ($20,000,000) divided by one hundred twenty percent (120%) of the average daily closing price for the Shares as reported by the National Association of Securities Dealers, Inc. on the twenty
(20) consecutive trading days immediately preceding the date which is five (5) days prior to the earlier of (A) the date of the Rejection Notice or (B) the last day of the Ligand Option Period; and

            (b) Ligand shall have the right to designate either Targretin (as defined in that certain Development and License Agreement (Targretin) dated the date of this Agreement), Compound 268 or Compound 324 (each as defined in that certain Collaboration Agreement dated the date of this Agreement) for increased royalties, which right shall be exercised in the manner set forth and on the terms and conditions provided in Section 5.1(b) of the Targretin Agreement with respect to Targretin, or Section 6.1(b) of the Collaboration Agreement with respect to Compound 268 or Compound 324.

        1.4                                   ***
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2.      CERTAIN COVENANTS OF LIGAND.

        2.1 PROMOTION AND INVENTORIES.

            (a) Ligand agrees to promote, sell and book sales of, the Products in the Territory (as defined below) as the exclusive (even as to Lilly) wholesaler of the Products for Lilly Indications (as defined in the Seragen Agreements) in the Territory; and to purchase from Lilly Ligand's entire requirements for the Products. Ligand acknowledges that pursuant to the Seragen Agreements, Seragen has retained the right to market the Products for certain indications


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and in certain geographic territories, and that Ligand's rights hereunder shall relate only to those Products, those indications and those territories to which Lilly has rights under the Seragen Agreements. The United States, Canada, and, upon Ligand's appointment as exclusive wholesaler of the Products in the European Union, as provided for in Section 3, the European Union and the European Union Countries (as defined in the Seragen Agreements) are referred to collectively in this Agreement as the "Territory."

            (b) To the extent that Ligand shall, with the prior approval of both Ligand and Lilly given or withheld in their respective sole discretion, undertake the physical distribution of the Products, Ligand agrees to provide full distribution efforts for the Products; to maintain the Products under proper conditions, both in storage and in transit to its customers, *** *** and to supply only Products that are not out-of-date, damaged, or shopworn; provided, however, unless and until the parties agree otherwise, Lilly shall provide the distribution services specified in Section 3.1(c). If Ligand does undertake physical distribution, Ligand shall provide to Lilly quarterly upon Lilly's request a listing of Ligand's complete and current inventory of Products by item and package size certified to be accurate by Ligand.

        2.2 SALES EFFORT. Ligand agrees to use commercially reasonable selling efforts to, and otherwise promote, the Products, and not to:

            (a) Refuse or fail to supply promptly the Products when specified;

            (b) Fail to include in its system for determining its prices to its customers any provisions necessary to comply with the other provisions of this Agreement or enter into any agreement which would preclude Ligand from offering for sale a Product at any price acceptable to Ligand; or

            (c) Sell any Products to any party Ligand has reason to believe plans to use the Products or sell the Products for use outside the Territory.

Ligand agrees that it shall hire and maintain a sales force appropriate for marketing of the Products in the Territory, develop and implement appropriate marketing plans, develop and utilize sales literature and other promotional aids, hold symposia for key physicians, and otherwise perform the duties associated with a promoter of the Products in the Territory.

        2.3 SALES REPORTS.

            (a) Ligand shall have the right, but not the obligation, to report information regarding its sales of Products to one or more third parties organized to collect and report sales data to its subscribers.


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            (b) During the term of this Agreement and after first commercial sale of a Product, in the Territory, Ligand shall furnish or cause to be furnished to Lilly on a quarterly basis a written report or reports covering each calendar quarter (each such calendar quarter being sometimes referred to herein as a "reporting period") showing

                (i) the Net Sales (as defined in Schedule 3.1(a) to this Agreement) of the Product in each country during the reporting period by Ligand, its affiliates, sublicensees and assigns, and

                (ii) the royalties which shall have accrued under this Agreement in respect of such sales and the basis for calculating those royalties. With respect to sales of the Products invoiced in United States Dollars ("Dollars"), the Net Sales amounts and the amounts due to Lilly hereunder shall be expressed in Dollars calculated by using Ligand's then-current standard procedures and methodology.

            With respect to sales of the Products invoiced in a currency other than Dollars, the Net Sales shall be calculated using Ligand's then current standard exchange rate methodology for the translation of foreign currency sales into Dollars. Each quarterly report shall be accompanied by a listing of the exchange rates used in calculating Net Sales for such quarterly report. Ligand will at Lilly's reasonable request but not more frequently than once a calendar quarter inform Lilly as to the specific exchange rate translation methodology, if any, used for a particular country or countries. In the event that any exchange rate translation methodology changes, Ligand will inform Lilly of the change in the quarterly report next due.

            Each quarterly report shall be due on the seventy-fifth (75th) day following the close of each reporting period. Ligand shall keep accurate records in sufficient detail to enable the amounts due hereunder to be determined and to be verified by the independent public accountants described hereunder. Ligand shall furnish annually to Lilly appropriate evidence of payment of any tax or other amount required by applicable laws or regulations to be deducted from any royalty payment, including any tax or withholding levied by a foreign taxing authority in respect of the payment or accrual of any royalty.

            (c) All payments shall be made in Dollars at the time of quarterly reporting. If at any time legal restrictions prevent the prompt remittance of any payments with respect to any country where the Products are sold, Ligand, its affiliates, assigns and sublicensees or marketing partners shall have the right and option to make such payments by depositing the amount thereof in local currency to Lilly's account in a bank or depository in such country.

            (d) Upon the written request of Lilly, at Lilly's expense and not more than once in or in respect of any calendar year, independent public accountants designated by Lilly and reasonably acceptable to Ligand shall verify the accuracy of the sales reports furnished by Ligand in respect of any calendar year ending not more than thirty-six (36) months prior to the date of such notice. Upon the expiration of thirty-six (36) months following the end of any





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calendar year, the calculation of amounts payable with respect to such fiscal year shall be binding and conclusive upon Lilly, and Ligand, its Affiliates, and its sublicensees and marketing partners shall be released from any liability or accountability with respect to payments for such year. The report prepared by the independent public accountant, a copy of which shall be sent or otherwise provided to Ligand by such independent public accountant at the same time it is sent or otherwise provided to Lilly, shall contain the conclusions of such independent public accountant regarding the audit and will specify that the amounts paid to Lilly pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment. If such independent public accountant's report shows any underpayment, Ligand shall remit or shall cause its sublicensees or marketing partners to remit to Ligand within thirty (30) days after Ligand's receipt of such report,

                (i) the amount of such underpayment and

                (ii) if such underpayment exceeds *** of the total amount owed for the calendar year then being audited, the reasonable and necessary fees and expenses of such independent public accountant performing the audit, subject to reasonable substantiation thereof. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods. Lilly agrees that all information delivered or subject to review under this Section 2.3 or under any sublicensee or marketing agreement is Confidential Information (as defined in Section 5.14) and that Lilly shall retain all such information in confidence.

        2.4 PAYMENT FOR PRODUCTS. Ligand agrees to pay in full within thirty
(30) days *** *** each invoice delivered by Lilly to Ligand for the Products sold under this Agreement in accordance with the applicable provisions of this Agreement; and to pay interest on all overdue amounts owing from Ligand to Lilly hereunder outstanding for more than 30 days ("overdue") at the Prime Rate as published in The Wall Street Journal in effect from time to time plus *** per annum (or the highest amount allowed by law, if such lawful amount is lower than the foregoing) from the date the amounts become overdue. Ligand shall bear all credit risk in the Territory relating to collections from customers and third parties.

        2.5 CONTROLLED SUBSTANCE DETERMINATION. In the event that any of the Products are determined to be controlled substances or subject to any regulatory requirements not provided for in this Agreement, the parties will agree on reporting and other responsibilities sufficient to allow each of them to fulfill their respective regulatory and other obligations relating thereto.

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        2.6 COMPLIANCE WITH APPLICABLE LAWS. Ligand agrees:

            (a) To comply fully with all foreign, federal, state, and local laws, regulations and rules applicable to its activities hereunder.

            (b) To provide prompt notice to Lilly of any civil, criminal, or administrative inquiry, inspection, investigation, or other action by any foreign, federal, state, or local authority arising under or concerning any laws, regulations or rules referred to in Section 2.6(a) or any other governmental inquiry, inspection, investigation or action known to Ligand and arising under or concerning any other laws, regulations or rules otherwise applicable in any way to the Products or any acts or omissions of Ligand or Ligand's employees or other agents or affiliates relating to the Products; to provide Lilly with full and complete information regarding the status, prosecution, proceeding and disposition of any such action; and, to the extent Lilly may become a party to or otherwise involved in any such matter, to fully cooperate with and assist Lilly in the prompt and lawful resolution of any such matter.

            (c) To furnish promptly to Lilly such information as Lilly may reasonably request from time to time to evidence that Ligand is in compliance with the applicable requirements of the laws, regulations and rules referred to in Section 2.6(a) and (subject to other applicable provisions of this Agreement concerning the funding of costs of regulatory compliance) to cooperate with Lilly in meeting any obligations of Ligand and/or Lilly with respect to prior approval, filing requirements or other compliance under any foreign, federal, state or local laws, regulations or rules applicable within the Territory to the Products or any labeling, materials or activities incidental to the marketing of the Products.

            (d) Not to market, sell or otherwise promote the Products in violation of any of the requirements of the appropriate governmental or regulatory authorities of the applicable jurisdiction(s) in the Territory; not to make any false or misleading representations to customers or others regarding Ligand, Lilly or the Products or any representations, warranties or guarantees with respect to specifications, features or capabilities of the Products except as contained in package labeling, package inserts, promotional material or other communication media approved by Lilly; and not to promote or advertise the Products in any manner or with any labeling, inserts, packaging or ingredients not approved in advance by Lilly.

            (e) Not to engage directly or indirectly in any transaction, activity, or other act or omission that would violate the Foreign Corrupt Practices Act, Anti-Referral Payments Law, any laws administered by the FDA, or other similar laws of any other jurisdiction in the Territory.

        2.7 TAX EXEMPTION CERTIFICATES. Ligand agrees to provide to Lilly a copy of Ligand's sales tax exemption certificate, whether it be a resale certificate, blanket exemption, or direct payment exemption under applicable laws, and to notify Lilly promptly of any change which affects Ligand's exemption status and to provide such other information or certifications







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as Lilly may reasonably request in order to minimize tax liability and to comply with applicable tax or other regulations of each of the jurisdictions included in the Territory in which Ligand sells Products.

        2.8 CONTROLS. Ligand agrees to establish such internal controls and maintain such records as will assure compliance with its obligations under this Agreement and the ability of Lilly to conduct a meaningful review of such records.

        2.9 EVIDENCE OF FINANCIAL CONDITION. Ligand agrees to furnish Lilly upon request a copy of its complete annual financial statement and other such evidence of its financial condition necessary to establish, in the opinion of Lilly, Ligand's ability to perform its obligations under this Agreement, provided that this Section 2.9 shall not apply to any financial reporting period as to which Ligand remains subject to and in compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended from time to time.

        2.10 OFFSET RIGHTS. Upon failure to pay any amount when due, cancellation or termination of this Agreement, or with evidence of a condition of insolvency of Ligand or a Ligand subsidiary, affiliate or location materially affecting Ligand's obligations under this Agreement, Lilly reserves the right to offset any amount due and owing Lilly against amounts otherwise owing under this Agreement to Ligand or Ligand's subsidiaries, affiliates or locations.

        2.11 FORECASTS. Ligand agrees to provide sales forecasts at such times and in such detail as Lilly may reasonably request in order to determine manufacturing requirements, including such information as Lilly may be required to provide pursuant to the Seragen Agreements. Any such forecasts shall be binding upon Ligand to the same extent as they would be on Lilly if made by Lilly to Seragen.

3.      CERTAIN COVENANTS OF LILLY.

        3.1 WHOLESALE, SHIPMENT AND DISTRIBUTION TERMS. Lilly agrees:

            (a) To sell the Products exclusively to Ligand for use for Lilly Indications within the Territory to the extent that

                (i) applicable regulatory approvals for sale of the Products in the relevant jurisdiction have been obtained,

                (ii) the Products are ordered by Ligand during the Term (defined in Section 5.12 below) in compliance with other applicable provisions of this Agreement, and

                (iii) Lilly is able to obtain the lawful manufacture and delivery of the Products from Seragen as contemplated by the Seragen Agreements.
***


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                ***. Such Products shall be sold to Ligand at the price
determined according to Schedule 3.1(a).

Ligand acknowledges and agrees that Lilly intends to rely upon Seragen to
manufacture and supply the Products pursuant to the Seragen Agreements.     ***

                                              ***
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            (b) To carry inventory of the Products, dropship the Products to the location specified by Ligand in its orders and send a Ligand invoice to the third party identified by Ligand.

            (c) To use commercially reasonable efforts to maintain the Products sold to Ligand under proper conditions, both in storage and in transit to customers, ***
                                              ***
                                              ***           and are not damaged,
or shopworn; and to provide to Ligand quarterly upon Ligand's request a listing of Lilly's complete and current inventory of Products by item and package size certified to be accurate by Lilly.

            (d) Not to sell or market the Products directly or indirectly within the Territory to any party other than Ligand, ***
                                              ***
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                                              ***

            (e) Prior to the first commercial sale of the Products in the Territory, the parties shall agree upon the terms of a manufacturing requirements document which shall set forth procedures for ordering and maintaining inventory, and the coordination and timing of manufacture and delivery to meet customer orders, compliance with adverse event reporting and other regulatory requirements and such other matters as are incidental to this Agreement.



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            (f) To use *** to enforce its rights under the Seragen Agreements in consultation with Ligand, to avoid or remedy, to the extent practicable, any interruption in the supply of the Products or the failure of any Products to meet applicable quality and other standards.

            (g) To exercise its option under the Seragen Agreements to promote and distribute the Products in the European Union, if (i) Ligand requests Lilly to do so in writing and (ii) Ligand is, in Lilly's reasonable judgment, capable of supporting sales and promotion and to the extent necessary regulatory operations in the European Union sufficient to perform the duties assigned to it under this Agreement. Upon the exercise of Lilly's option under this Section 3.1(g), Ligand shall become Lilly's sole wholesaler in the European Union Countries and the provisions of this Agreement shall be amended with respect to Ligand's obligations in the European Union countries to reflect such changes as are necessary to reflect customary business and distribution practices in such countries.

        3.2 TRANSPORTATION COSTS. Lilly shall ship the Products F.O.B. shipping point, transportation prepaid, subject to the following. Lilly will prepay transportation charges in a manner consistent with the method of packaging and shipment and good industry practice when routing is selected by Lilly. If Ligand or customer requests special routing of a shipment which results in a higher transportation cost than would be incurred as a result of the routing of Lilly's selection, then the extra cost shall be added to the invoice.

        3.3 TITLE, RISK OF LOSS AND DAMAGE. Title and risk of loss shall pass to Ligand when the Products are duly delivered to the carrier. Ligand shall give Lilly written notice of any claimed shipping error within thirty (30) days after the date of shipment from Lilly. Failure of Ligand to give such notice within such 30-day period shall be deemed a waiver of Ligand's claim for shortages or incorrect shipments. Lilly will not be liable for and will not grant a credit with respect to damage to Products in the course of shipment from Lilly.

        3.4 RETURN FOR CREDIT. Ligand shall have no right to return the Products for any reason, except that Ligand may return for credit any Product that (i) is unusable because of Lilly's delay or negligence in shipment, (ii) is not in conformance with product specifications
                                              ***
                                              ***
                                              ***

            *** Upon request by Ligand, Lilly will ship replacement Products to customers with an invoice to the customer stating that there is no additional charge to the customer for such replacement. Ligand shall pay the cost of such replacement product unless the return is for credit as provided above, and shall in any event pay applicable shipping costs.



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        3.5 WARRANTY. Lilly warrants that the Products delivered to Ligand pursuant to this Agreement shall (i) at the time of shipment not be adulterated or misbranded within the meaning of applicable federal, state or foreign laws as in effect at the time of delivery ***
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EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LILLY MAKES NO WARRANTIES,
EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY LILLY. IN NO EVENT SHALL LILLY BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS OF LIGAND.

        3.6 BILLING, REBATES, ETC. Ligand shall be solely responsible for billing and collection activities, rebate programs, return credit procedures and similar activities related to its sales of Products, it being understood that Lilly's responsibilities hereunder relate solely to physical distribution of the Products.

4.      APPROVAL AND PRICING MILESTONES TO LILLY.

        4.1 APPROVAL MILESTONE. Within thirty (30) days after the date on which Ligand receives notice that the United States Food and Drug Administration ("FDA") has given final approval of the labeling for the Biologics License Application ("BLA") for Ontak(TM), Ligand shall issue that number of shares (the "Approval Shares") of its voting common stock to Lilly as shall equal the sum of $10 million divided by the average trading price of Ligand's voting common stock over the twenty (20) consecutive trading days immediately preceding the date which is five (5) consecutive days prior to the date the notice referred to above is received.

        4.2 PRICING MILESTONE. Within thirty (30) days after the date that the Products are first sold at any time during the Term in the United States for use in cancer indications (the "Product Pricing Date") at an average net selling
price or equivalent over a three-month period (the "Cycle Price")     ***     as
reported to Lilly in a manner consistent with the reporting of Net Sales information pursuant to Section 2.3 (but excluding any prices which are clinical study, introductory, or special discount prices), Ligand shall issue shares (the "Pricing Shares") of its voting common stock to Lilly on the following terms and conditions determined with reference to the Cycle Price and the average trading price of Ligand's voting common stock over the twenty (20) consecutive trading days immediately preceding the date which is five (5) consecutive days prior to the Product Pricing Date (the "Average Stock Price"). If the Cycle Price never
    ***     or more during the Term, Lilly shall not be entitled to any Pricing
Shares. Otherwise, the number of Pricing Shares to be issued to Lilly shall equal the number obtained by dividing the Target Value by the Average


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Stock Price, whereby the Target Value is $10 million for a Cycle
Price   ***   and the Target Value declines, but not below $5 million, in
inverse proportion to any increase in the Cycle Price        ***        Examples
of such calculation for certain Cycle Prices are set forth below:

                              Target Value (in millions) (No. of Pricing Shares=
            Cycle Price     Relevant Target Value divided by Average Stock Price
            -----------     ----------------------------------------------------
             ***                                   $10.00
             ***                                     8.75
             ***                                     7.50
             ***                                     6.25
             ***                                     5.00

        4.3 PRODUCT DISAPPROVAL/TARGRETIN DISCONTINUANCE. If the BLA for Ontak(TM) is deemed by the FDA to be not approved following review by the FDA, and if Lilly has elected to terminate that certain Development and License Agreement (Targretin) of even date herewith between the parties hereto relating to Targretin pursuant to the provisions thereof granting certain rights of termination to Lilly exercisable on or before December 15, 1998, Lilly, at Ligand's option exercisable by giving written notice of exercise to Lilly referring to this section, within thirty (30) days (subject to extensions by Ligand to not later than one (1) year if Ligand is actively pursuing reversal of the FDA's determination) after the later of the date of the notice that the FDA deems the BLA unapprovable or termination by Lilly, shall within thirty (30) days after receipt of such notice purchase $5 million of the voting common stock of Ligand at the average trading price for the 20 consecutive trading days immediately preceding the date which is five (5) days prior to the date of delivery of such notice. Thereupon, all rights to the Products, including without limitation Ontak(TM), shall revert to Lilly; the parties shall have no further rights hereunder; and Ligand shall have no further obligation to issue additional shares under Sections 3.1 and 3.2.

        4.4 LOW CYCLE PRICE TERMINATION RIGHT. If the average price of the
Product sold in the United States       ***       for use in cancer indications

determined over the first six months following the Product Pricing Date (the "Low Price Termination Period") (excluding in calculating such average price special introduction, or other promotional pricing not indicative of normal
pricing practices)       ***       Ligand may elect within thirty (30) days
after the last day of the Low Price Termination Period to relinquish all of its rights under this Agreement by delivering notice of termination of this Agreement to Lilly, and Lilly shall within thirty (30) days after receipt of such notice purchase $5 million of the voting common stock of Ligand at the average trading price for the twenty (20) consecutive trading days immediately preceding the date which is five (5) consecutive days prior to the date of delivery of such notice.


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        4.5    CERTAIN ADDITIONAL TERMINATION RIGHTS. ***
                                              ***
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                                              ***
                                              ***

                                              ***
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                      ***                    Upon termination of this Agreement
under this Section 4.5:

            (a) All rights to Products shall revert to Lilly, and neither party shall have any rights or obligations under this Agreement other than those which may have accrued prior to termination; and

            (b) If Lilly is the party exercising the right to terminate, and such termination does not occur after a Bankruptcy Event (as defined below) then Lilly shall,

                (i) subject to the terms and conditions set forth in the stock purchase agreement described in Section 4.6, purchase from Ligand, and Ligand shall sell and issue to Lilly, within thirty (30) days of the date of the Termination Notice, for Twenty Million Dollars ($20,000,000), the number of the common voting shares of Ligand ("Shares") equal to Twenty Million Dollars divided by one hundred twenty percent (120%) of the average daily closing price for Shares reported by the National Association of Securities Dealers, Inc. on the twenty (20) consecutive trading days immediately preceding the date which is five (5) days prior to the date of delivery of the Termination Notice; and

                (ii) Ligand shall have the right to designate either Targretin (as defined in that certain Development and License Agreement (Targretin) dated the date of this Agreement), Compound 268 or Compound 324 (each as defined in that certain Collaboration Agreement dated the date of this Agreement) for increased royalties, which right shall be exercised in the manner set forth and on the terms and conditions provided in Section 5.1(b) of the Targretin Agreement with respect to Targretin, or Section 6.1(b) of the Collaboration Agreement with respect to Compound 268 or Compound 324.

            (c) If Ligand is the party exercising the right to terminate and

                (i) such termination does not occur after a Bankruptcy Event, and

                (ii) the Product receives final approval from the FDA of the *** *** then Lilly shall, within thirty (30) days of receipt of notice of the *** purchase the Ligand stock referred to in subparagraph (b)(i) above and permit Ligand to


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

designate a compound for increased royalties as provided in subparagraph (b)(ii) above. As used herein "Bankruptcy Event" shall mean that Seragen shall have consented to the appointment of a receiver or a general assignment for the benefit of creditors, or filed or consented to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it.

        For purposes of this Section 4.5, the "Termination Option Period" shall mean (y) with respect to a Cooperation Failure or an Enforcement Action, the
period of time from the end of the Ligand Option Period until   ***   whichever
first occurs, and (z) with respect to a   ***   For purposes of this Section
4.5, a "Cooperation Failure" shall mean any (x) refusal or failure by Seragen to

                (i) perform any material obligation under the Seragen Agreements that prevents Lilly from supplying Product to Ligand,

                (ii) honor Lilly's orders for bulk drug substance, or

                (iii) cooperate with Lilly and Ligand in making regulatory submissions and conducting clinical trials or (y) any other conduct or course of conduct by Seragen which hinders in a material way supply, registration, promotion or sale of Products under this Agreement and which in the case of (x)
(iii) continues for   ***   (subject to the ability of the parties to shorten
the period by mutual agreement). A Cooperation Failure will be deemed to exist if the same uncooperative conduct or failure or refusal to act persists for
***   or
if different manifestations of a lack of cooperation occur over
the   ***   period.
                                              ***
                                              ***
                                              ***
                                              ***
                                              ***
                                              ***

        4.6 SHARE ISSUANCE PROCEDURE. Ligand shall issue and deliver to Lilly duly prepared and endorsed stock certificates representing the shares, if any, to be issued under this Section 4 no later than the dates respectively specified in those sections, and in connection therewith Ligand and Lilly shall each execute, deliver to each other and perform a Stock Purchase Agreement containing, in the case of shares issued under Sections 4.1 or 4.2, terms substantially similar to those set forth in Sections 3, 6, 7 and 9.11 of the Stock Purchase Agreement between the parties of even date herewith (the "Stock Purchase Agreement") and, in the case of shares issued pursuant to Sections 4.3,
4.4 or 4.5 as set forth in the form of Stock Purchase Agreement attached as
Schedule 4.6.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5.      GENERAL PROVISIONS.

        5.1 ORDERS FOR PRODUCTS.

            (a) All orders for Products not inconsistent with the terms of this Agreement shall be promptly accepted and executed by Lilly.

            (b) In the event of a shortage of any of the Products, Lilly shall have the right to delay or suspend deliveries of the Products to Ligand as
reasonably necessary.     ***
                                              ***
                                              ***
                                              ***

            (c) Lilly and Ligand will designate, by mutual agreement, the manner of packaging the Products.

        5.2 BILLING, CREDIT, AND PAYMENT.

            (a) All orders for Products shall be invoiced as of the date shipped.

            (b) Subject to the other applicable provisions of this Agreement, each invoice will be payable, without the application of Credit Memorandum, by means of an electronic funds transfer ("EFT") system designated or approved by the mutual agreement of Lilly and Ligand, subject to the following:

                (i) Ligand warrants to Lilly that each entry transmitted by it or its agents or employees on its behalf to a depository financial institution for the purpose of initiating an EFT transaction is duly authorized by Ligand. Without Ligand's prior written consent, Lilly shall not have the right to debit electronically any account of Ligand.

                (ii) Ligand shall not be deemed in default or lose any cash discount by reason of any delay in receipt or non-receipt by Lilly of funds transferred by EFT unless the delay or nonreceipt is the result of the negligent or willful act or omission of Ligand.

                (iii) With respect to any EFT entry originated by Lilly's bank, or any delay in receipt by Ligand of approved credit funds transmitted by Lilly by means of EFT, Lilly shall be liable to Ligand only for Lilly's or Lilly's bank's negligent acts or omissions or failure to act in good faith and Lilly's liability to Ligand shall be limited to reasonably foreseeable actual damages proximately caused thereby.

                (iv) With respect to the use of EFT by Ligand for the payment of funds, Ligand shall be liable to Lilly only for Ligand's negligent acts or omissions or failure to


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                                      -14-
act in good faith and Ligand's liability to Lilly shall be limited to reasonably foreseeable actual damages proximately caused thereby.

                (v) Except as provided in (iii) and (iv) immediately above, neither party shall be liable to the other for the act or omission of any financial institution or any automated clearing house in connection with the use of EFT for payment of funds and neither party shall be liable for consequential damages to the other arising out of the use of EFT for payment of funds.

                (vi) Each party agrees promptly to return by EFT any overpayment received by it.

                (vii) Ligand agrees to execute all authorizations required by Lilly or Lilly's or Ligand's depository financial institution(s) for payment and receipt of funds by EFT and to notify Lilly promptly of any changes in those authorizations.

                (viii) To the extent applicable to the transfer of funds by EFT under this Agreement, each party agrees to be bound by the Operating Rules and Guidelines of the National Automated Clearing House Association as those Operating Rules and Guidelines may be in effect from time to time.

            (c) Lilly may require that each order from Ligand be accompanied by a certified check or other form of payment satisfactory to Lilly in an amount sufficient to cover the order less a cash discount of two percent (2%), or require that Ligand provide security in an amount and form satisfactory to Lilly, and may declare due and owing all outstanding indebtedness from Ligand, including invoices on which extended dating has been granted, in the event (a) reasonable grounds for insecurity arise with respect to the performance by Ligand under this Agreement or (b) Ligand initiates or gives notice of its intention to initiate, a filing under bankruptcy and insolvency or (c) Lilly has given notice of termination of this Agreement or (d) Ligand becomes insolvent.

            (d) Products shipped but not paid for at the time of the cancellation or termination of this Agreement shall be paid for in accordance with the terms of this Agreement.

        5.3 INSPECTION OF INVENTORY AND RECORDS. In the event Ligand inventories Product, Lilly representative(s) will consult with and advise Ligand concerning Ligand's inventory of Products and may inspect the same at a mutually agreed upon time. A Lilly representative may also inspect records of Ligand to determine compliance with Ligand's obligations under this Agreement provided that no such inspection shall relate to transactions occurring more than eighteen (18) months prior to the date of such inspection, and provided further that the inspection shall be performed by Lilly's regularly retained independent auditors or employee. Any Confidential Information disclosed by Ligand under this Section 5.3 shall be maintained in confidence.

        5.4 SALES OUTSIDE TERRITORY. This Agreement does not grant or imply to Ligand any rights in any country outside the Territory.

        5.5 BUYER-SELLER RELATIONSHIP. The relationship created by this Agreement is solely a buyer-seller relationship and is not any form of joint venture, partnership, franchise, or other agency relationship. Ligand shall not under any circumstance have any authority or otherwise purport to bind Lilly to any express or implied contract or to represent or otherwise bind Lilly before or in connection with any proceeding by any governmental agency. Nothing herein is intended to grant or imply any license or other rights in favor of Ligand to any patent, trademark, copyright, trade secret, technology, know-how or other rights of Lilly or Seragen relating to the Products or the ingredients thereof.

        5.6 REPURCHASE OF INVENTORY STOCK. Upon cancellation or termination of this Agreement, by expiration or otherwise, Lilly shall have the option to repurchase Ligand's salable stock of Products, if any, at the net wholesale prices then in effect as between Lilly and Ligand.

        5.7 ASSIGNMENT. Neither party shall assign its rights or obligations under this Agreement without first obtaining the written consent of the other party, and any attempted assignment without such written consent shall be void and of no effect, except that a merger, sale of all or substantially all of a party's assets, tender or exchange offer, or other corporate reorganization in which there is a change in control of a party, or a reorganization solely for the purposes of changing a party's corporate domicile, shall not be considered an assignment in violation of this Section 5.7.

        5.8 CONTINGENCIES AFFECTING PERFORMANCE. Except as set forth in this Agreement, neither party shall be liable for delay in performance or nonperformance caused by fire, flood, storm, earthquake, or other act of God, war, rebellion, riot, failure of carriers to furnish transportation, strikes, lockouts or other labor disturbances, act of governmental authority, inability to obtain material or equipment, or any other cause of like or different nature beyond the control of such party.

        5.9 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given, upon receipt, if mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by overnight delivery (receipt verified) to the address below, or given personally or transmitted by facsimile to the number indicated below (with confirmation).

To Lilly:
                      Eli Lilly and Company
                      Lilly Corporate Center
                      Indianapolis, IN  46285
                      Attention:  General Counsel
                      Fax:  (317) 276-9152

To Ligand:
                      Ligand Pharmaceuticals Incorporated
                      9393 Towne Centre Drive
                      San Diego, CA  92121
                      Attention:  General Counsel
                      Fax:  (619) 625-4521

        Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or faxed.

        5.10 INDEMNITY AND INSURANCE.

             (a) Ligand shall hold harmless Lilly and its affiliates and their respective employees and agents from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees) based upon

                 (i) sale of the Products in the Territory, including without limitation any product liability claims, regardless of the theory under which such claims are brought, including any claims for death, bodily injury or property damage arising from the use of the Products,

                 (ii) any of Ligand's activities under this Agreement including Ligand's storage, promotion, marketing or distribution of the Products or the use or sale of the Products in the Territory or (iii) which otherwise results from Ligand's negligence or willful misconduct or its material breach of this Agreement, except in the case of (i), (ii) or

                 (iii) to the extent caused by the negligence or willful misconduct of Lilly or the material breach by Lilly of this Agreement or with respect to product liability claims only, to the extent the injury alleged is
caused by    ***    ***

             (b) Lilly shall indemnify and hold harmless Ligand and its affiliates and their respective employees and agents from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorney's fees) based upon the death or any bodily injury or property damages resulting from

                 (i) Lilly's                                  ***
        ***    (including product liability claims, regardless of the theory under which such claims are brought),

                 (ii) Lilly's activities outside the Territory or


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                                      -17-

                 (iii) otherwise results from the negligence or willful misconduct of Lilly or its material breach of this Agreement, except to the extent caused by the negligence or willful misconduct of Ligand or the material breach by Ligand of this Agreement; provided that, with respect to product liability claims only, Lilly shall only have an obligation to indemnify or hold harmless Ligand, its affiliates and their respective employees and agents to the
extent the injury alleged is caused by       ***            ***

             (c) Each of the parties shall promptly notify the other of any such claim or potential claim covered by any of the above subsections in this Section
5.10 and shall include sufficient information to enable the other party to assess the facts. Each of the parties shall cooperate fully with the other party in the defense of all such claims. No settlement or compromise shall be binding on a party hereto without its prior written consent, which shall not be unreasonably withheld.

             (d)                              ***
                                              ***
                                              ***
                                              ***
                                              ***
                                              ***

             (e) Ligand and Lilly shall each have and maintain such type and amounts of liability insurance covering their respective activities under this Agreement as is normal and customary in the pharmaceutical industry generally for parties similarly situated, and will upon request provide the other party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.

        5.11 RECALLS. In the event of a recall, whether voluntary or ordered by a government agency in the Territory ("Recall"), and Lilly is then providing physical distribution services, Lilly shall be responsible for the coordination of Recall activities. Ligand and Lilly shall each bear and timely pay, as coordinated and required by Lilly, an equal share of the costs of notification, shipping and handling, retrieving the Products subject to Recall already delivered to customers, and other expenses and costs of the Recall. Lilly shall provide Ligand with supporting documentation of all reimbursable expenses and costs.

        5.12 TERMINATION OR CANCELLATION.

             (a) This Agreement shall be in effect from the date hereof and terminate upon termination for any reason of Lilly's rights to sell the Products under the Seragen Agreements, unless sooner terminated as provided below in this
Section 5.12 (the "Term").


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                                      -18-

             (b) Either party shall have the right to terminate this Agreement after 60 days written notice to the other in the event the other party is in material breach of this Agreement, unless the other party cures the breach before the expiration of such period of time. Such notice shall set forth in reasonable detail the specifics of the breach. Without limiting the generality of the foregoing, any failure by Ligand to comply in all material respects with the provisions of this Agreement concerning compliance with applicable laws, regulations and rules shall constitute a material breach of this Agreement by Ligand.

             (c) This Agreement shall be terminated upon termination under Sections 4.3, 4.4, and 4.5 as of the applicable dates specified therein.

             (d) Upon termination of this Agreement for any reason, all then accrued rights under purchase orders and invoices issued in compliance with this Agreement, all then accrued rights of Lilly to acquire stock of Ligand under
Section 4, the indemnity and recall provisions of Sections 5.10 and 5.11, and any rights either party may then have as a result of any breach of this Agreement by the other party shall survive termination of this Agreement. Upon termination of this Agreement for any reason, and except as provided in the preceding sentence, Ligand shall have no rights to require Lilly to sell the Products to Ligand or otherwise grant to Ligand any license or other rights to the Products or the technology relating thereto, and the parties shall have no obligations to each other under this Agreement.

             (e) Lilly shall not amend the Seragen Agreements in a manner that would impair Ligand's rights under this agreement without the prior written consent of Ligand. Prior to the date the Products are first sold at any time during the Term in any jurisdiction in the Territory ("First Sale"), Lilly shall not, without Ligand's written consent (which will not be unreasonably withheld), terminate or agree to terminate the Seragen Agreements or take any action which would give rise to a right of termination by Seragen, except as permitted by this Agreement. Following the First Sale, Lilly shall not, without Ligand's written consent, which can be withheld at its sole discretion, terminate or agree to terminate the Seragen Agreements or take any action which would give rise to a right of termination by Seragen under the Seragen Agreements.

        5.13 CERTAIN AGREEMENTS

             (a)                              ***
                                              ***
                                              ***
                                              ***
                                              ***
                                              ***
                                              ***
                                              ***
                                              ***


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                                      -19-

             (b) As soon as practicable after execution of this Agreement, Lilly and Ligand shall endeavor in good faith to meet with Seragen and to agree upon procedures for coordination of activities among Lilly, Ligand and Seragen, including, without limitation, exchange of information, coordination of clinical development activities, coordination of activities relating to regulatory approvals and fulfillment of regulatory requirements.

             (c)                              ***
                                              ***
                                              ***
                                              ***

             (d)                              ***

                                              ***
                                              ***
                                              ***

                                              ***
                                              ***
                                              ***

             (e)                              ***
                                              ***
                                              ***
                                              ***
                                              ***

             (f) In the event either party receives notice of any claim by any person relating to the provisions of this Agreement, the party receiving such notice shall promptly notify the other parties. The parties shall each provide reasonable assistance to the other in the defense of such claim, and neither party shall enter into any settlement of any such claim without the consent of the other, which shall not be unreasonably withheld.

             (g) Ligand acknowledges that Ligand's rights hereunder and Lilly's right to market, distribute and sell the Products and to enter into this Agreement are subject in all respects to the rights of Seragen under the Seragen Agreements and that Lilly confers no right hereunder except to the extent consistent with the Seragen Agreements. As used herein, the "Seragen Agreements" shall include that certain Sales and Distribution Agreement dated August 3, 1994, between Seragen, Inc. and Lilly, as amended by those certain amendments dated May 28, 1996 and April 7, 1997, and that certain Development Agreement dated August 3, 1994, between Seragen, Inc. and Lilly, as amended by those certain amendments dated December 16, 1994 and June 30, 1995. Ligand will provide such assistance consistent with the terms of this Agreement,


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                                      -20-
as Lilly may reasonably request, to assist Lilly in complying with the terms of this Seragen Agreements. Ligand acknowledges that parties other than Ligand have or may have rights to market and sell the Products or the active ingredient thereof inside the Territory for certain indications and outside the Territory for use in any disease indications and that Ligand's rights hereunder shall at all times be subject to and exercised in compliance with the applicable provisions of the Seragen Agreements.

             (h) To the knowledge of Lilly, the sale of Product by Ligand as contemplated by this Agreement will not infringe the patent or other intellectual property rights of any third party. In the case of any claim of infringement of a patent owned by a third party based upon the making, having made, using, having used, importing, offering for sale, selling or having sold Product, Ligand shall have the right to obtain a license from the third party and credit *** *** of any royalty payable to the third party against the amounts payable to Lilly under this Agreement but in no event will Lilly's royalty be reduced by more than *** . If Lilly and/or Ligand is sued for infringement by such third party, Ligand shall control and defend or settle the action at its expense and shall pay any damages or other monetary awards resulting therefrom, and Ligand shall be entitled to credit *** of such monetary awards against amounts payable to Lilly, but in no event will Lilly's payments each year be reduced by more than ***.

             (i) Ligand shall have the royalty-free right to use the trademark Ontak(TM) in connection with sales of the Products. If for any reason such trademark is not available, Ligand shall be entitled to adopt such other trademark as it may desire, subject to the consent of Lilly, which consent shall not be unreasonably withheld. All expenses of registering and maintaining such alternative mark shall be paid by Ligand.

        5.14 CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" shall mean all information, inventions, know-how and data disclosed by one party to the other party, or its respective affiliates or agents, pursuant to this Agreement, whether in oral, written, graphic or electronic form and whether in existence as of the effective date or developed or acquired in the future, except where such information (i) is public knowledge at the time of disclosure by the disclosing party, (ii) becomes public knowledge through no fault of the receiving party, (iii) was in the possession of the receiving party at the time of disclosure by the disclosing party as evidenced by proper business records or (iv) is disclosed to the receiving party by a third party, to the extent such third party's disclosure was not in violation of any obligation of confidentiality.

        5.15 ENTIRE AGREEMENT. This Agreement shall (1) supersede all prior proposals, letters, negotiations, contracts, agreements, and understandings between Ligand and Lilly relating to the subject matter hereof, all of which are hereby terminated; (2) constitute the complete agreement between Ligand and Lilly; and (3) be controlling to the exclusion of all terms and conditions of Ligand's purchase orders or other documents in conflict with this Agreement.


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                                      -21-

        5.16 WAIVER. The failure of any party to enforce at any time any provision of this Agreement shall not be a waiver of such provision or effect the right of such party thereafter to enforce such provision. No waiver shall be deemed a waiver of any other provision or of a subsequent breach whether of the same or another provision.

        5.17 GOVERNING LAW. This Agreement shall be interpreted in accordance with, and governed by, the laws of the State of Indiana without regard to principles of conflicts of law.

        5.18 NONDISCLOSURE OF AGREEMENT. Neither party shall disclose any information about this Agreement without the prior written consent of the other. Consent shall not be required, however, for (a) disclosures to tax or other governmental authorities, provided, that in connection with such disclosure, each party agrees to use its commercially reasonable efforts to secure confidential treatment of such information, (b) disclosures of information for which consent has previously been obtained or (c) information which has previously been publicly disclosed. Each party shall have the further right to disclose the terms of this Agreement as required by applicable law, including the rules and regulations promulgated by the Securities and Exchange Commission, and to disclose such information to shareholders or potential investors as is customary for publicly-held companies. Without limiting the generality of the foregoing and except in the circumstance where a party's outside counsel advises the party that immediate disclosure is required, in the event that a Receiving Party intends to disclose information about this Agreement as permitted hereunder, such a party will provide to the other party a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consult with the other on the necessity for the disclosure and the text of the proposed release within a reasonable time in advance of the proposed disclosure.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.



                                        Ligand:


                                        LIGAND PHARMACEUTICALS INCORPORATED
                                        9393 Towne Center Drive
                                        San Diego, CA 92121



                                        By:  /s/ DAVID E. ROBINSON
                                            ----------------------------------





                                        LILLY:

                                        ELI LILLY AND COMPANY
                                        Lilly Corporate Center
                                        Indianapolis, Indiana 46284



                                        By  /s/ AUGUST M. WATANABE
                                            ----------------------------------
                                            August M. Watanabe
                                            Executive Vice President
[Option and Wholesale Agreement
Signature Page]

                                 SCHEDULE 3.1(a)
                          PURCHASE PRICE FOR ONTAK(TM)
           PURSUANT TO WHOLESALE PURCHASE AGREEMENT (the "Agreement")
                                     BETWEEN
              ELI LILLY AND COMPANY AND LIGAND PHARMACEUTICALS INC.

The purchase price to be paid by Ligand for the Products pursuant to applicable provisions of the Agreement shall be the greater of (i) *** of the Net Sales of
the Products, or (ii)         *** per       ***

"Net Sales" shall mean, with respect to the Product,      ***
                                              ***
                                              ***

                                              ***

                                              ***
                                              ***

                                              ***

Such amounts shall be determined from the books and records of Ligand, Lilly, and any affiliate or sublicensee of either of them as the case may be which shall be maintained in accordance with GAAP.

In the event the Products are sold as part of a combination product, the parties shall agree upon the price to be paid. For orders of the Products for the initial commercial sales of the Products, and for any subsequent periods in which actual Net Sales may subsequently vary from the prices of the Products estimated by Lilly or in effect when the Products are ordered or shipped under the Agreement, the purchase price and Net Sales amount for purposes of the Agreement shall be based upon Lilly's good faith estimate of the Net Sales for the applicable purchase order or period. Subsequently, the actual purchase price paid shall be adjusted on a semiannual basis based upon the most recently available Net Sales information. The parties shall cooperate in adjusting the purchase price for the Products as necessary to reflect actual Net Sales of the Products. Any amount due to or from a party on account of such adjustments shall be paid by check or wire transfer within *** of the completion of such calculation.

Pursuant to the Seragen Agreement, Lilly may be entitled to certain payments from Seragen based upon usage of Products sold for Seragen Indications (as defined in the Seragen Agreements) for Lilly Indications. In the event Lilly actually receives any such payments, Lilly agrees to promptly pay to Ligand *** of the amount so received less any costs of collection.


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                                      -24-

The price of any Products supplied by Lilly to Ligand for compassionate use or treatment of medically indigent persons at no cost to such persons shall be *** of the average net selling price in effect from time to time.






































***     Portions of this page have been omitted pursuant to a request for
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                                      -25-

                                  Schedule 4.6

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the ____ day of ___________, ____ (the "Effective Date"), by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and Eli Lilly and Company, an Indiana corporation ("Investor").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Purchase and Sale of Shares.

           1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement and Section [4.3/4.4] of that certain Option and Wholesale Purchase Agreement dated October __, 1997 (the "Wholesale Agreement"), Investor agrees to pay ____________________________________ ($__________ ) (the "Purchase
Price") to the Company at the Closing and the Company agrees to sell and issue to Investor at the Closing the number of shares (the "Shares") of the Company's Common Stock equal to the Purchase Price divided by the average daily closing price of the Company's Common Stock reported by the National Association of Securities Dealers ("NASD") on the twenty (20) consecutive trading days preceding the date of delivery of notice under Section [4.3/414] of the Wholesale Purchase Agreement.

           1.2 Closing. The closing for the purchase and sale of the Shares shall take place within thirty (30) days after receipt of notice given pursuant to Section [4.3/4.4] of the Wholesale Agreement at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to Investor a certificate representing the Shares. In consideration of such delivery, Investor shall make payment therefor by delivery to the Company by Investor of a check in the amount of the Purchase Price payable to the Company's order or by wire transfer of funds in such amount to the Company's designated bank account.

        2. Representations and Warranties of the Company. Except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents and warrants to Investor that:

           2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would be reasonably expected to have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company (a "Material Adverse

Effect"). Except as disclosed in the Form 10-K (as defined herein), the Company has no subsidiaries.

           2.2 Authorization. The Company has all requisite corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement; (ii) to issue the Shares in the manner and for the purpose contemplated by this Agreement, and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

           2.3 Valid Issuance of Securities. The Shares which are being purchased hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

           2.4 SEC Reports. The Company has heretofore filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all reports and other documents required to be filed, including an Annual Report on Form 10-K for the year ended December 31, [fiscal year prior to issuance of Shares] (the "Form 10-K"). None of such reports, or any other reports, documents, registration statements, definitive proxy materials and other filings required to be filed with the SEC under the rules and regulations of the SEC (the "SEC Filings") contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made, at the time and in light of the circumstances under which they were made, not misleading. Since December 31, [fiscal year prior to issuance of Shares], the Company has timely filed with the SEC all SEC Filings and all such SEC Filings complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the nobles thereunder. The audited financial statements of the Company included or incorporated by reference in the [fiscal year prior to issuance of Shares] Annual Report to the Stockholders (the "Annual Report") and the unaudited financial statements contained in the Quarterly Reports on Form 10-Q each have been prepared in accordance with such acts and rules and with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated therein and with each other (except as may be indicated therein or in the notes thereto and except that the unaudited interim financial statements may not contain all footnotes and adjustments required by United States generally accepted accounting principles) and fairly present the financial condition of the Company as at the dates thereof and the results of its operations and statements of cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments. Except as reflected in such financial statements, the Company has no material liabilities, absolute or contingent, other than ordinary course liabilities incurred since the date of the last such financial statements in connection with the conduct of the business of the Company Since December 31, [fiscal year prior to issuance of Shares], except as set forth in the Company's SEC Filings, there has been no:

               (a) change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Annual Report, except changes in the ordinary course of business that have not, individually or in the aggregate, resulted in and are not reasonably expected to result in a Material Adverse Effect (and except that the Company expects to continue to incur substantial operating losses, which may be material);

               (b) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company (and except that the Company expects to continue to incur substantial operating losses, which may be material);

               (c) waiver or compromise by the Company of a material right or of a material debt owed to it;

               (d) satisfaction or discharge of any lien, claim or encumbrance by the Company, except in the ordinary course of business and which is not material to the business, properties or financial condition of the Company (as such business is presently conducted);

               (e) material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

               (f) sale, assignment or transfer to a third party that is not an affiliate of the Company (as hereafter defined) of any material patents, trademarks, copyrights, trade secrets or other intangible assets for compensation which is less than fair value;

               (g) mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (h) declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, except any direct or indirect redemption, purchase or other acquisition of any such stock by the Company; or

               (i) event or condition of any type that has had or is reasonably expected to have a Material Adverse Effect.

               For purposes of this Section 2.4 of this Agreement, the term "affiliate of the Company" means any individual or entity directly or indirectly controlling, controlled by or under common control with, the Company. Without limiting the foregoing, the direct or indirect ownership of 50% or more of the outstanding voting securities of any entity, or the right to receive 50% or more of the profits or earnings of an entity, shall be deemed to constitute control.

           2.5 Contracts. With respect to each of the material contracts, commitments and agreements of the Company, the Company is not, and has no actual knowledge that any other party is, in default under or in respect of any such material contract, commitment or agreement, the result of which default would have a Material Adverse Effect. No party to any such material contract, commitment or agreement, would be authorized or permitted to terminate its obligations thereunder by reason of the execution and delivery of this Agreement or any of the transactions contemplated herein.

           2.6 Compliance. The Company has complied with, and is not in default under or in violation of its Certificate of Incorporation or Bylaws, each as amended through the date hereof, or any and all laws, ordinances and regulations or other governmental restrictions, orders, judgments or decrees, applicable to the Company's business as presently conducted and as proposed to be conducted, including individual products marketed by it, where any such default or violation would have a Material Adverse Effect. The Company has not received notice of any possible or actual violation of any applicable law, ordinance, regulation or order, the result of which violation would be reasonably expected to have a Material Adverse Effect. The Company is not a party to any agreement or instrument, or subject to any charter or other corporate restriction, or any judgment, order, decree, law, ordinance, regulation or other governmental restriction which would prevent or impede, or be breached or violated by, or would result in the creation of any event of default or the creation of any lien or encumbrance upon any assets of the Company by, the transactions contemplated in this Agreement, except that no representation or warranty is made with respect to filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act").

           2.7 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and of the transactions contemplated hereby will not result in any violation of or constitute, with or without the passage of time and the giving of notice, either a default under any provision of the Company's Amended and Restated Certificate of Incorporation or Bylaws, each as amended through the date hereof.

           2.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the put of the Company in connection with the Company's valid execution, delivery and performance of this Agreement, except for any filings under any applicable state securities laws and except for any filing under the H-S-R Act. The filings under state securities laws, if any, will be effected by the Company at its cost within the applicable stipulated statutory period.

           2.9 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement, or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or currently threatened against the Company, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

           2.10 Permits. Except as disclosed in the SEC Filings (including, among other things, the lack of FDA approvals for the commercial sale of the Company's product candidates), the Company has all governmental franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it or as proposed to be conducted by it, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

           2.11 Taxes. The Company has filed all federal, state and other tax returns which are required to be filed and has heretofore paid all taxes which have become due and payable, except where the failure to file or pay would not be reasonably expected to have a Material Adverse Effect. The provision for taxes on the balance sheet as of December 31, [fiscal year prior to issuance of Shares], is sufficient for the payment of all accrued and unpaid taxes of the Company with respect to the period then ended.

           2.12 Title. The Company has good and marketable title to all material property and assets reflected in the financial statements to the Annual Report (or as described in the SEC Filings). The Company occupies its leased properties under valid and binding leases conforming to the description thereof set forth in the SEC Filings.

           2.13 Intellectual Property. The Company owns, or possesses adequate rights to use, all of its patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Filings or owned or used by it or which is necessary for the conduct of its business as presently conducted, except where the failure to own or possess such patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights would not have a Material Adverse Effect. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

           2.14 Capitalization; Options and Warrants. The authorized capital stock of the Company consists of Eighty-Five million (85,000,000) shares, of which Eighty million (80,000,000) shares are Common Stock, par value $0.001 per share, and Five million (5,000,000) shares are Preferred Stock, par value $0.001 per share, of which Eighty thousand (80,000) shares have been designated Serial A Participating Preferred Stock. As of [date set forth in most recently published SEC filing, number of shares so set forth] shares of the Company's Common Stock and no shares of Preferred Stock were issued and outstanding. Except for the transactions contemplated hereby and except as set forth in the Company's SEC Filings, since December 31, [fiscal year prior to issuance of Shares], the Company has not granted any option (except for stock options granted under the Company's stock option plans), warrants, rights (including conversion or preemptive rights, except for stock purchased under the Company's stock purchase plans), or similar rights to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of the Company that in the aggregate exceed two million (2,000,000) shares.

           2.15 Nasdaq National Market Designation. The Company's Common Stock is currently included in the Nasdaq National Market and the Company knows of no reason or set of facts which is likely to result in the termination of inclusion of the Common Stock in the Nasdaq National Market or the inability of such stock to continue to be included in the Nasdaq National Market. Nothing in this Agreement shall be interpreted to preclude the Company from listing its Common Stock on a national securities exchange in lieu of the Nasdaq National Market.

           2.16 Accuracy of Representations and Warranties. No representation or warranty by the Company contained in this Agreement, and no statement contained in any exhibit, schedule, disclosure, certificate, list or other instrument delivered or to be delivered to the Investor pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

        3. Representations and Warranties of the Investor. Investor hereby represents and warrants that:

           3.1 Organization, Good Standing and Qualification. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

           3.2 Authorization. All corporate action on the part of Investor, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Investor hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of Investor enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

           3.3 Purchase Entirely for Own Account. The Shares to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Investor represents that it has full power and authority to enter into this Agreement.

           3.4 Investment Experience. Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.

           3.5 Accredited Investor. Investor an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

           3.6 Restricted Securities. Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

           3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by Sections 3.7 and 6 of this Agreement, if applicable, and:

               (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel (which may be Investor's inside counsel), in form and substance reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

Notwithstanding the foregoing, this Section 3.7 and Section 6 shall not apply to a transferee in a registered public offering or a sale under Rule 144; provided that Section 4.2 of that certain Stock Purchase Agreement dated _____________, 1997 between the Company and the Investor

(the "Purchase Agreement"), which is incorporated herein pursuant to Section 6 of this Agreement, shall not apply to a transferee which receives less than one percent (1%) of the outstanding Common Stock of the Company at such time as the Investor owns Shares which represent less than three percent (3%) of the outstanding Common Stock of the Company; provided further Section 5 of the Purchase Agreement, which is incorporated herein pursuant to Section 6 of this Agreement, by its terms does not apply at such time as the Investor owns Restricted Securities which represent less than three percent (3%) of the outstanding Common Stock of the Company.

           3.8 Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) "These securities are subject to certain transfer restrictions contained in a certain Stock Purchase Agreement dated _____________, ____, as amended from time to time, a copy of which may be obtained from the corporation without charge."

           (c) Any legend required by any applicable state securities laws.

        To the extent that such legends are no longer applicable, the Company shall cause its transfer agent to remove the legends upon request by Investor.

           3.9 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Investor in connection with the Investor's valid execution, delivery and performance of this Agreement or the issuance of the Shares, except for any filings under any applicable federal or state securities law and except for any filing under the H-S-R Act.

        4. Conditions of Investor's Obligations at Closing. The obligations of Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective without the consent of Investor thereto:

           4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

           4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and all corporate or other proceedings in connection with the transactions contemplated at the Closing. In addition, all documents shall be reasonably satisfactory in form and in substance to Investor.

           4.3 Compliance Certificate. An officer of the Company shall have delivered to Investor a certificate certifying that (a) the conditions specified in Sections 4.1 and 4.2 have been fulfilled; (b) the Company has not filed a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of its assets, nor is the Company aware of any events or action that would make any such filing or arrangement imminent; and (c) no action or event has occurred, nor is any action or event imminent, that would impair the Company's ability to perform as contemplated under the Wholesale Agreement.

           4.4 Governmental Authorizations. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing. The parties shall have timely complied with all filing requirements of the H-S-R Act, all time periods for governmental comment thereunder shall have expired and no requirements or conditions shall have been imposed in connection therewith which are not reasonably satisfactory to the Investor.

           4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

           4.6 Wholesale Agreement. The Company shall not be in breach or default of any of its obligations under the Wholesale Agreement.

           4.7 Opinion of Company Counsel. Investor shall have received an opinion from the Company's General Counsel, dated as of the Closing, in form and substance reasonably acceptable to Investor.

        5. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by
Investor:

           5.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

           5.2 Performance. Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and all corporate or other proceedings in connection with the transactions contemplated at the Closing. In addition, all documents shall be reasonably satisfactory in form and in substance to the Company.

           5.3 Compliance Certificate. An officer of Investor shall have delivered to the Company a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

           5.4 Payment of Purchase Price. Investor shall have delivered the Purchase Price specified in Section 1.1.

           5.5 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

           5.6 Wholesale Agreement. Investor shall not be in breach or default of any of its obligations under the Wholesale Agreement.

        6. Covenant of Investor. Investor acknowledges and agrees that, to the extent its rights and obligations under Sections 4, 5 and 7.11 continue in effect under the Purchase Agreement, they shall apply with equal force to Investor, any actions with respect to the Shares or otherwise as set forth in such agreement.

        7. Additional Covenants.

           7.1 Nasdaq National Market Designation. The Company shall give the Nasdaq National Market timely notice of the issuance of the Shares and shall use all commercially reasonable efforts to maintain the Non-Quantitative Designation Criteria contained in Rule 4460 of the NASD Manual to the extent such criteria are within the control of the Company.

           7.2 Reports Under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell the Shares to the public without registration, the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to the Investor, so long as the Investor owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any Shares without registration.

           7.3 Filings under the H-S-R Act. Each of the Company and the Investor shall use its commercially reasonable efforts to make all filings required under the H-S-R Act within two (2) business days of the execution of this Agreement, and thereafter to promptly respond to any requests for additional information in connection with such filings.

        8. Miscellaneous.

           8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

           8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

           8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing by personal delivery to the party to be notified or by Federal Express or other overnight package delivery service or by registered or certified mail, postage prepaid and addressed to the party to be notified at the following addresses, or at such other address as such party may designate by five (5) days' advance written notice to the other parties (with notice deemed given upon receipt):

                               If to the Company:

                               Ligand Pharmaceuticals Incorporated
                               9393 Towne Centre Drive
                               San Diego, California 92121
                               Attn: William L. Respess, Esq.

                               If to Investor:

                               Eli Lilly and Company
                               Lilly Corporate Center
                               Indianapolis, IN 46285
                               Attention: General Counsel

           8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, partners, employees or representatives is responsible.

           8.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively but only if so expressly stated), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

           8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

           8.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party regarding the subject matter hereof and thereof in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       THE COMPANY:


                                       LIGAND PHARMACEUTICALS
                                       INCORPORATED



                                       By: ___________________________________

                                       Title: ________________________________

                                       INVESTOR:

                                       ELI LILLY AND COMPANY



                                       By: ___________________________________

                                       Title: ________________________________




                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

              AMENDMENT TO OPTION AND WHOLESALE PURCHASE AGREEMENT


        This Amendment is executed as of the 23rd day of February, 1998 by and between Eli Lilly and Company ("Lilly") and Ligand Pharmaceuticals Incorporated ("Ligand").

        Whereas, Lilly and Ligand have entered into an Option and Wholesale Purchase Agreement dated as of November 25, 1997 (the "Agreement"), and

        Whereas the parties now desire to amend the Agreement to extend the period of time pursuant to which Ligand may exercise the Ligand Option (as defined in the Agreement).

        Now, therefore, in consideration of the foregoing, the mutual covenants set forth below and other consideration, receipt sufficiency of which are hereby acknowledged, the parties agree as follows:

        (a) Section 1.1 of the Agreement is hereby amended to read in its entirety as follows: "Until the later of (a) April 27, 1998, or (b) the date which is three (3) business days after the date Ligand delivers to Lilly the notice referred to in Section 1.4 (the "Ligand Option Period"), Ligand shall have the option (the "Ligand Option") to become Lilly's exclusive wholesaler of the Products, subject to the terms and conditions contained in this Agreement.

        (b) All other terms and conditions of the Agreement shall remain in full force and effect.

        (c) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same.


LIGAND PHARMACEUTICALS INC.                      ELI LILLY AND COMPANY



By:  /s/ WILLIAM L. RESPESS                      By:  /s/ AUGUST M. WATANABE
    ---------------------------------------          ---------------------------
     William L. Respess                               August M. Watanabe
     Sr. Vice President,                              Executive Vice President
     General Counsel, Government Relations            Science and Technology


Date:   February 28, 1998                        Date:  February 28, 1998
        -------------------                             -------------------

             AMENDMENT #2 TO OPTION AND WHOLESALE PURCHASE AGREEMENT


        This Amendment is executed as of the 16th day of March, 1998 by and between Eli Lilly and Company ("Lilly") and Ligand Pharmaceuticals Incorporated ("Ligand").

        Whereas, Lilly and Ligand have entered into an Option and Wholesale Purchase Agreement dated as of November 25, 1997, and amended on February 23, 1998 (the "Agreement"), and

        Whereas the parties now desire to amend the Agreement to extend the period of time pursuant to which Ligand may exercise the Ligand Option (as defined in the Agreement).

        Now, therefore, in consideration of the foregoing, the mutual covenants set forth below and other consideration, receipt sufficiency of which are hereby acknowledged, the parties agree as follows:

        (d) Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

"Ligand Option. Until the date that is seven (7) days after the date on which Lilly gives written notice (the "Option Termination Notice") to Ligand of
Lilly's desire to terminate the Ligand Option (the "Ligand Option Period"), Ligand shall have the option (the "Ligand Option") to become Lilly's exclusive wholesaler of the Products, subject to the terms and conditions contained in this Agreement. Lilly shall not give the Option Termination Notice prior to
April 27, 1998. If Lilly gives the Option Termination Notice prior to May 28, 1998, it will, upon written request made by both Ligand and Seragen and delivered to Lilly within five (5) days of the date of the Option Termination Notice, defer effectiveness of the Option Termination Notice until May 28, 1998, (with the effect that the Ligand Option would expire on June 4, 1998, if not previously exercised). ***
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        (e) All other terms and conditions of the Agreement shall remain in full force and effect.

        (f) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same.


LIGAND PHARMACEUTICALS INC.                      ELI LILLY AND COMPANY



By:  /s/ WILLIAM L. RESPESS                      By:  /s/ AUGUST M. WATANABE
    ---------------------------------------          ---------------------------
     William L. Respess                               August M. Watanabe
     Sr. Vice President,                              Executive Vice President
     General Counsel, Government Relations            Science and Technology


Date:   February 28, 1998                        Date:  February 28, 1998
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